Exhibit 99
Execution Copy

KADANT JINING LIGHT MACHINERY CO., LTD.

(凯登轻工机械（济宁）有限公司)

as borrower

AND

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH

as lender

____________________________________________________

RMB40,000,000 TERM LOAN AGREEMENT
____________________________________________________

Fangda Partners
20/F Kerry Centre
1515 Nanjing West Road
Shanghai, China

THIS AGREEMENT is dated January 28, 2008

BETWEEN:

(1)
KADANT JINING LIGHT MACHINERY CO., LTD.(凯登轻工机械（济宁）有限公司), a company established under the laws of the PRC with its registered office at No.99 Jidian Road 1, High and New Technologies Industry Development District, Jining, Shandong, 272023, P.R. China (the Company); and

(2)	JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAIBRANCH as lender (the Lender).

IT IS AGREED as follows:

1.            INTERPRETATION

1.1           Definitions

In this Agreement:

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Applicable Interest Rate has the meaning assigned to it in Section 8.1(a).

Break Costs means the amount (if any) which the Lender is entitled to receive under Clause 19.3 (Break Costs).

Business Day means a day (other than a Saturday or a Sunday or a gazetted public holiday) on which banks are open for general business in Shanghai.

Commitment means the Tranche A Commitment or Tranche B Commitment.

Default means:

(a)	an Event of Default; or

(b)
an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Entrust Loan Agreements mean a RMB entrust loan arrangement, entered into by the Company as borrower with one or more subsidiaries of the Obligor organized in China, as lender, and Bank of China, Limited or any other bank organized in China, under which the lender agrees to loan money on deposit with the bank to the borrower under an entrust agreement, whether existing on the date of this Agreement or entered into on some future date.

Event of Default means an event specified as such in Clause 17 (Default).

Existing Facility Agreement means a RMB loan agreement dated 6 June 2006, entered into between Bank of China Limited, Jining Branch as lender and the Company as borrower, under which the lender agrees to make available a term loan facility up to RMB40,000,000.

Facility means the Tranche A Facility or Tranche B Facility made available under this Agreement.

Finance Document means:

(a)	this Agreement;

(b)	the Guaranty; or

(c)	any other document designated as such by the Lender and the Company.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	any borrowed money;

(b)	any acceptance credit (including any dematerialised equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)
the acquisition cost of any asset or service to the extent payable after its acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset or the construction of that asset, which exceeds RMB35,000,000 (or its equivalent in any other currencies) in the aggregate at any time outstanding;

(h)
any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; or

(j)
any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution, and the aggregate principal amount of all such obligations exceed RMB35,000,000 (or its equivalent in any other currencies) at any time outstanding.

Guaranty means the guarantee dated 30 July 2007 (as amended, modified, extended, renewed or restated from time to time) granted by the Guarantor in favour of the Lender in respect of performance and discharge of any outstanding obligation of the Company hereunder, in form and substance satisfactory to the Lender.

Guarantor means Kadant Inc., a Delaware corporation.

Guarantor Credit Agreement means the agreements collectively referred to in subclauses (x), (y) and (z) below:

(x)	the Credit Agreement dated May 9, 2005, entered into between JPMorgan Chase Bank, N.A.as Agent, the Lenders named therein, the ForeignSubsidiary Borrowers from time to time parties thereto,and the Guarantor as Borrower,(as the same may be amended, supplemented, modified or extended from time to time, the “US Credit Agreement”);

(y)	any credit agreement that in whole substantially replaces the US Credit Agreement and in which JPMorgan Chase Bank, N.A. is a participant (the “Successor US Credit Agreement”) or

(z)
in the event of the termination of the US Credit Agreement or the Successor US Credit Agreement prior to the repayment of the loans hereunder, Sections 6, 7 and 8 of the US Credit Agreement or their equivalent sections of the Successor US Credit Agreement, as the same shall be in effect immediately prior to such termination.

Holding Company of any other person means a company in respect of which that other person is a Subsidiary.

Increased Cost means (i) an additional or increased cost; (ii) a reduction in the rate of return from the Facility or on the Lender's (or its Affiliate's) overall capital; or (iii) a reduction of an amount due and payable under any Finance Document, each of which is incurred or suffered by the Lender or any of its Affiliates but only to the extent attributable to the Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Interest Payment Date means, as long as any Loan is outstanding, each 20 March, 20 June, 20 September and 20 December provided that, if an Interest Payment Date does not fall on a Business Day, that Interest Payment Date will instead occur on the next Business Day and provided further that the last Interest Payment Date will be the relevant Maturity Date.

Loan means, unless otherwise stated in this Agreement, the principal amount of borrowing under this Agreement or the principal amount outstanding of that borrowing.

Material Adverse Effect means a material adverse effect on:

(a)	the business, prospects or financial condition of any Obligor;

(b)	the ability of any Obligor to perform its obligations under any Finance Document;

(c)	the validity or enforceability of any Finance Document; or

(d)	any right or remedy of the Lender in respect of a Finance Document.

Maturity Date means:

(a)	in respect of Tranche A, the date falling two (2) years from the date of this Agreement (the Tranche A Maturity Date); and

(b)	in respect of Tranche B, the date falling three (3) years from the date of this Agreement (the Tranche B Maturity Date).

Obligor means the Company or the Guarantor.

Party means a party to this Agreement.

PBOC means the People’s Bank of China.

PBOC Base Rate means, subject to Clause 8.1(b) (Calculation of interest), in relation to a Loan, the prevailing official lending rate per annum on the Utilisation Date of that Loan as promulgated and announced by PBOC for loans with a term comparable to that Loan.

PBOC Misappropriation Rate means the highest permitted rate promulgated by PBOC from time to time which may be applied on the interest rate on any Loan (or any part of if) which is not used in accordance with Clause 3 (Purpose), being 200 per cent at the date of this Agreement.

PBOC Penalty Rate means the highest permitted rate promulgated by PBOC from time to time which may be applied on the interest rate on any overdue amount, being 150 per cent at the date of this Agreement.

Permitted Security Interest means:

(a)	any Security Interest comprising a netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(b)	any Security Interest arising by operation of law and in the ordinary course of business;

(c)	any Security Interest entered into pursuant to a Finance Document;

(d)	any Security Interest created in favour of Bank of China Limited, Jining Branch for the performance of the Company’s obligations under the Existing Facility Agreement;

(e)	any Security Interest created in favour of the bank or lending institution for the performance of the Company’s obligations under Entrust Loan Agreements;

(f)
any Security Interest created over real property (whether by mortgage or lien) owned by the Company and aggregate principal amount secured by all such Security Interest does not, at any time, exceed RMB30,000,000 (or its equivalent in any other currencies);

(g)
any Security Interest created over the fixed assets acquired by the Company provided that aggregate principal amount secured by all such Security Interest is for the purpose of acquiring such fixed assets and does not, at any time, exceed RMB42,000,000 (or its equivalent in any other currencies);

(h)
any Security Interests created over assets of the Company and aggregate principal amount secured by all such Security Interest does not, at any time, exceed RMB15,000,000 (or its equivalent in any other currencies); and

(i)	any other Security Interest with the prior written consent of the Lender.

PRC means the People's Republic of China.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 14.18 (Times for making representations and warranties).

Request means a request for a Loan, substantially in the form of Schedule 2 (Form of Request).

RMB means the lawful currency of the PRC.

SAFE means the State Administration of Foreign Exchange.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect, whether created pursuant to PRC law or any other applicable law.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent of the voting capital or similar right of ownership.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by the Company to the Lender in any way related to a Tax Deduction or under any indemnity given by the Company in respect of Tax under any Finance Document.

Tranche A Commitment means RMB24,000,000, to the extent not cancelled, transferred or reduced under this Agreement.

Tranche B Commitment means RMB16,000,000, to the extent not cancelled, transferred or reduced under this Agreement.

Tranche A Facility means a term loan facility made available under Tranche A Commitment.

Tranche B Facility means a term loan facility made available under Tranche B Commitment.

Total Commitment means the aggregate amount of Tranche A Commitment and Tranche B Commitment.

US$ or USD means the lawful currency of the United States.

Utilisation Date means _______, 2008 or the date otherwise agreed by the Lender.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)	control means the power to direct the management and the policies of a person whether through the ownership of voting capital, by contract or otherwise;

(v)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vi)	including is without limitation;

(vii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(viii)
know your customerrequirements are the identification checks that the Lender requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(ix)
a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(x)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)	a currency is a reference to the lawful currency for the time being of the relevant country;

(xii)	a Default being outstanding means that it has not been remedied or waived;

(xiii)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xiv)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xv)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xvi)
a Finance Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Finance Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility; and

(xvii)	a time of day is a reference to Shanghai time.

(b)
Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)
notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)
any obligation of the Company under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents.

(d)	The headings in this Agreement do not affect its interpretation.

2.	FACILITIES

2.1	Facility

(1)	Subject to the terms of this Agreement, the Lender makes available to the Company the Tranche A Facility in an aggregate amount equal to the Tranche A Commitment; and

(2)	Subject to the terms of this Agreement, the Lender makes available to the Company the Tranche B Facility in an aggregate amount equal to the Tranche B Commitment.

3.	PURPOSE

3.1	Facility

The Loan shall only be used for the purpose of refinancing the outstanding amount which is due and payable by the Company under the Existing Facility Agreement.

3.2	No obligation to monitor

The Lender is not bound to monitor or verify the utilisation of the Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

A Request may not be given until the Lender has notified the Company that it has received all of the documents and evidence set out in Schedule 1 (Conditions precedent documents) in form and substance satisfactory to the Lender.

4.2	Further conditions precedent

The obligations of the Lender to make any Loan under Clause 5.2 (Advance of Loan) are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)	the Repeating Representations are correct in all material respects;

(b)	no Default or is outstanding or would result from the Loan; and

(c)	there has been no disruption of, or material adverse change in, the financial, banking or capital market conditions which would have an impact on the Lender’s ability to make that Loan.

5.	UTILISATION

5.1	Giving of Requests

(a)	The Company may borrow a Loan on the Utilisation Date by giving to the Lender a duly completed Request.

(b)	Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 11.00 a.m. three (3) Business Days before the proposed Utilisation Date.

(c)	Only one Request may be issued on the Utilisation Date. Only one Loan may be requested in a Request. The Request is irrevocable.

5.2	Advance of Loan

(a)	The Lender is not obliged to make a Loan if as a result:

(i)	the aggregate amount of Loan drawn under the Tranche A Facility would exceed the Tranche A Commitment; or

(ii)	the aggregate amount of Loan drawn under the Tranche B Facility would exceed the Tranche B Commitment.

(b)	If the conditions set out in this Agreement have been met, the Lender shall make the Loan available to the Company on the Utilisation Date.

6.	REPAYMENT

6.1	Repayment of Loan

(a)	The Company shall repay the Loan outstanding under the Tranche A Facility in one lump sum on the Tranche A Maturity Date.

(b)	The Company shall repay the Loan outstanding under the Tranche B Facility in one lump sum on the Tranche B Maturity Date.

(c)	The Company may not re-borrow any part of the Facility which is repaid.

6.2	Security

All or any obligation outstanding under the Finance Documents (including, without limitation, repayment of principal, interest accrued or any amount due and payable by the Company), whether actual or contingent, are secured by the Guaranty in form and substance satisfactory to the Lender.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment

(a)	The Lender shall notify the Company promptly if:

(i)	the Lender becomes aware that it is unlawful in any applicable jurisdiction for the Lender to perform any of its obligations under a Finance Document or to fund or maintain any Loan; or

(ii)	the Lender determines that its ability to perform any of its obligations under a Finance Document or to fund or maintain any Loan is restricted or seriously affected as a result of:

(A)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regular any change in law; or

(B)	compliance with any law or regulation made after the date of this Agreement.

(b)	After notification under paragraph (a) above, to the extent that any particular Loan or Commitment is affected by circumstances listed in paragraph (a) above:

(i)	the Company shall repay or prepay the Lender the Loan on the date specified by the Lender in the notification under paragraph (a) above; and

(ii)	the unutilised Commitment will be immediately cancelled.

7.2	Voluntary prepayment

(a)
The Company may, having obtained the prior written consent of the Lender (such consent shall not be unreasonably withheld or delayed) and any necessary authorisations from any relevant governmental authority under any applicable regulation, by giving not less than fifteen (15) Business Days' prior notice to the Lender, prepay any Loan at any time in whole or in part.

(b)	A prepayment of the Loan shall be in a minimum amount of RMB1,000,000 and if higher, in integral multiples of RMB100,000.

7.3	Automatic cancellation

The Commitment will be automatically cancelled at the close of business on the Utilisation Date.

7.4	Voluntary cancellation

(a)	The Company may, by giving not less than 15 Business Days' prior notice to the Lender, cancel the unutilised amount of a Commitment in whole or in part.

(b)	Partial cancellation of a Commitment shall be in a minimum amount of RMB1,000,000 and an integral multiple of RMB100,000.

7.5	Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall specify the relevant date(s) and the affected Loan and Commitments.

(b)
All prepayments under this Agreement shall be made with accrued interest on the amount prepaid. The Company shall pay to the Lender Break Costs and any premium or penalty (as solely determined by the Lender) in respect of any prepayment.

(c)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(d)	No amount of the Commitment cancelled under this Agreement may subsequently be reinstated.

(e)	No amount of a Loan prepaid under this Agreement may subsequently be re-borrowed.

8.	INTEREST

8.1	Calculation of interest

(a)	The rate of interest on the Loan is 95% of the PBOC Base Rate (the Applicable Interest Rate).

(b)
If at any time before the Maturity Date there occurs an adjustment to the PBOC Base Rate or a change in the official method of calculation of the PBOC Base Rate, the new PBOC Base Rate will take effect on the next Interest Payment Date or as otherwise required under the relevant PRC regulations.

8.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay interest on the Loan on each Interest Payment Date, which is accrued:

(a)	in the case of the first Interest Payment Date for such Loan, in the period from and including the Utilisation Date to and excluding that Interest Payment Date; and

(b)	in any other case, in the period from and including the preceding Interest Payment Date to and excluding that Interest Payment Date.

8.3	Interest on overdue or misappropriated amounts

(a)
Subject to the other provisions on this Clause 8.3, if the Company fails to pay any amount payable by it under the Finance Documents, it shall immediately on demand by the Lender pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment, at the Applicable Interest Rate multiplied by the PBOC Penalty Rate.

(b)
Subject to the other provisions on this Clause 8.3, if the Company does not use any Loan (or any part of it) in accordance with Clause 3 (Purpose), it shall immediately on demand by the Lender pay interest on the misappropriated amount from the date of its misappropriation up to the date on which such misappropriation ceases, before, on and after judgment, at the Applicable Interest Rate multiplied by the PBOC Misappropriation Rate.

(c)	If paragraphs (a) and (b) above both apply, interest is payable under this Clause by multiplying the Applicable Interest Rate by the higher of the PBOC Penalty Rate and the PBOC Misappropriation Rate.

(d)	Interest on the unpaid interest will be compounded with the unpaid interest in accordance with the relevant PRC regulations. If, at the relevant time, the Lender is entitled under law to determine its own basis on which such interest may be compounded, such interest will be compounded on each Interest Payment Date.

(e)
The Lender's right to receive interest from the Company applying the PBOC Penalty Rate or the PBOC Misappropriate Rate will not affect the other rights of the Lender under any other Finance Document or applicable law.

(f)
Notwithstanding any other provision of this Clause 8.3, if, at the relevant time, no PBOC Misappropriation Rate or the PBOC Penalty Rate is promulgated by PBOC or the Lender becomes entitled under law to set its own default rate in these respects, the interest payable under paragraph (a) or (b) above (as the case may be) on the relevant amount will be determined by the Lender to be:

(i)
in the case of the Company’s failure to pay any amount payable by it under the Finance Documents on the due date, one per cent (1%) per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan; and

(ii)
in the case of the Company’s failure to use any amount in accordance with Clause 3 (Purpose), three per cent (3%) per annum above the rate which would have been payable if the misappropriated amount had, during the period in which it was misappropriated, constituted a Loan, and for this purpose, the Lender may (acting reasonably with best effort and to the extent permitted by law) select the duration of the Loan.

8.4	Notification of rates of interest

The Lender shall promptly notify the Company of the determination of a rate of interest under this Agreement.

8.5	No overrunning the Maturity Date

If an Interest Payment Date would otherwise overrun a Maturity Date, that Interest Payment Date will be shortened so that it falls on that Maturity Date.

9.	MARKET DISRUPTION

9.1	Market disruption

(a)	If the Lender determines that:

(i)	no PBOC Base Rate is available;

(ii)	funding in RMB in the required amount for that Loan is not available to it; or

(iii)	funding in RMB in the required amount is not available to it on terms that are adequately covered by the PBOC Base Rate,

it shall promptly notify the Company.

(b)
After notification under paragraph (a) above, the Company and the Lender shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(c)	Any alternative basis agreed will be binding on each Party.

(d)
If the Parties fail to reach an agreement on an alternative basis for determining the rate of interest, the Company shall prepay the relevant loan with all accrued interest and other amounts within 10 Business Days of receipt of the Lender’s notice of prepayment.

10.	TAXES

10.1	Tax gross-up

(a)	The Company shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If the Company or the Lender is aware that the Company shall make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it shall notify the other Party promptly.

(c)
If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If the Company is required to make a Tax Deduction, the Company shall make the minimum Tax Deduction allowed by law and shall make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)
Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company shall deliver to the Lender evidence satisfactory to the Lender (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

10.2	Tax indemnity

(a)
Except as provided below, the Company shall indemnify the Lender against any loss or liability which the Lender (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by it for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on the Lender under the laws of the jurisdiction in which:

(i)	the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is located and is treated as resident for tax purposes; or

(ii)	the Lender is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by the Lender.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Lender, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	If the Lender makes, or intends to make, a claim under paragraph (a) above, it shall promptly notify the Company of the event which will give, or has given, rise to the claim.

10.3	Tax Credit

If the Company makes a Tax Payment and the Lender (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	it has used and retained that Tax Credit,

the Lender shall pay an amount to the Company which the Lender determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Company.

10.4	Stamp taxes

The Company shall pay and indemnify the Lender against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document.

10.5	Value added taxes

(a)
Any amount payable under a Finance Document by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Company shall pay to the Lender (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)
Where a Finance Document requires any Party to reimburse the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all value added tax or any other Tax of a similar nature incurred by the Lender in respect of those costs or expenses but only to the extent that the Lender (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

11.	INCREASED COSTS

11.1	Increased Costs

Except as provided below in this Clause, the Company shall pay to the Lender the amount of any Increased Cost incurred by the Lender or any of its Affiliates in the administration or providing of the Loan as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)	compliance with any law or regulation,

occurred after the date of this Agreement.

11.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause; or

(b)	attributable to the Lender or its Affiliate wilfully failing to comply with any law or regulation.

11.3	Claims

(a)	The Lender shall promptly notify the Company of the circumstances giving rise to and the amount of the claim.

(b)	The Lender shall, as soon as practicable after a demand by it, provide a certificate confirming the amount of its Increased Cost.

12.	MITIGATION

12.1	Mitigation

(a)	The Lender shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to the Lender; or

(ii)	the Lender being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

including transferring its rights and obligations under the Finance Documents to an Affiliate.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)	The Company shall indemnify the Lender for all costs and expenses reasonably incurred by it as a result of any step taken by it under this Subclause.

(d)	The Lender is not obliged to take any step under this Subclause if, in its opinion (acting reasonably), to do so might be prejudicial to it.

12.2	Conduct of business by the Lender

No term of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige the Lender to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

13.	PAYMENTS

13.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party under a Finance Document shall be made to the relevant Party to its account at such office or bank as it may notify to the other Party for this purpose by not less than five Business Days' prior notice.

13.2	Funds

Payments under the Finance Documents to the Lender shall be made for value on the due date at such times and in such funds as the Lender may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

13.3	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c)	Each other amount payable under the Finance Documents is payable in RMB.

13.4	No set-off or counterclaim

All payments made by the Company under the Finance Documents shall be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

13.5	Business Days

(a)
If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Lender determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

13.6	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the Lender.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Company to the Lender.

14.2	Status

(a)	The Company is a limited liability company, duly incorporated and validly existing under the laws of the PRC.

(b)	The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of State of Delaware.

(c)	Each Obligor has the power to own its assets and carry on its business as it is being conducted.

14.3	Powers and authority

Each Obligor has the power to enter into and perform, and has taken all necessary actions to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

14.4	Legal validity

(a)
Subject to any general principles of law limiting its obligations or referred to in any legal opinion required under this Agreement, each Finance Document to which an Obligor is a party is its legally binding, valid and enforceable obligation.

(b)	Each Finance Document to which an Obligor is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

14.5	Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)	any law or regulation applicable to that Obligor;

(b)	the constitutional documents of that Obligor; or

(c)	any material document which is binding upon that Obligor or any of its assets.

14.6	No default

(a)	No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document; and

(b)
No other event is outstanding which constitutes a default under any document which is binding on an Obligor or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

14.7	Authorisations

All authorisations required by an Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

14.8	Financial statements

The financial statements of an Obligor most recently delivered to the Lender:

(a)	have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of incorporation of that Obligor, consistently applied; and

(b)	fairly represent financial condition (consolidated, if applicable) of that Obligor as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

14.9	Security Interests

The Company’s assets are not subject to any Security Interests other than Permitted Security Interests.

14.10	No material adverse change

There has been no material adverse change in the financial condition of any Obligor since the date to which the most recent audited financial statements delivered to the Lender were drawn up.

14.11	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

14.12	Information

(a)
All information supplied by an Obligor to the Lender in connection with the Finance Documents is true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given; and

(b)	no Obligor has omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.

14.13	No other business

Except the business in the scope as provided in the Company’s business licence, it has not traded or carried on any business since the date of its incorporation.

14.14	Taxes on payments

All amounts payable by an Obligor under the Finance Documents may be made without any Tax Deduction, except as otherwise required by any applicable law.

14.15	Stamp duties

Except for stamp duty payable in respect of the execution of this Agreement, no stamp or registration duty or similar Tax or charge is payable in the PRC in respect of any Finance Document.

14.16	Immunity

(a)
The entry into by an Obligor of each Finance Document constitutes, and the exercise by such Obligor of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

14.17	Jurisdiction/governing law

Its:

(i)	agreement that this Agreement is governed by PRC law; and

(ii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

14.18	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by the Company on the date of this Agreement.

(b)
Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by the Company on the date of each Request, each Utilisation Date and each Interest Payment Date.

(c)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

15.	INFORMATION COVENANTS

15.1	Financial statements

The Company shall supply to the Lender its audited financial statements for its financial year within 120 days after the end of such financial year, provided that as to Guarantor, the filing of the Guarantor’s Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on the Electronic Data Gathering, Analysis and Retrieval computer system (“EDGAR”) shall be deemed to satisfy such requirement.

15.2	Form of financial statements

(a)
The Company shall ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	The Company shall notify the Lender of any material change to the manner in which its audited financial statements are prepared.

(c)	If requested by the Lender, the Company shall supply to the Lender:

(i)	a full description of any change notified under paragraph (b) above; and

(ii)
sufficient information to enable it to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited financial statements delivered to Lender under this Agreement.

(d)
If requested by the Lender, the Company shall enter into discussions for a period of not more than 60 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lender in the same position as they would have been in if the change notified under paragraph (b) above had not happened.

(e)
If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company shall ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

15.3	Information – miscellaneous

The Company shall supply to the Lender:

(a)	copies of all documents despatched by the Company to its creditors generally or any class of them at the same time as they are despatched;

(b)
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have or might, if adversely determined, have a Material Adverse Effect; and

(c)	promptly on request, such further information regarding the financial condition and operations of the Company as the Lender may reasonably request.

15.4	Notification of Default

(a)	The Company shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly on request by the Lender, the Company shall supply to the Lender a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

15.5	Know your customer requirements

The Company shall promptly on the request of the Lender supply to the Lender any documentation or other evidence which is reasonably requested by the Lender (whether for itself or on behalf of any prospective new Lender) to enable the Lender or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

16.	GENERAL COVENANTS

16.1	General

The Company agrees to be bound by the covenants set out in this Clause.

16.2	Authorisations

The Company shall promptly:

(a)	obtain, maintain and comply with the terms; and

(b)	supply certified copies to the Lender,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

16.3	Compliance with laws

The Company shall comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

16.4	Pari passu ranking

The Company shall ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally or claims of Bank of China Limited, Jining Branch under the Existing Facility Agreement.

16.5	Negative pledge

(a)
Other than Permitted Security Interests, the Company may not create or allow to exist any Security Interest on any of its assets, so long as the aggregate principal amount secured by all such Security Interest (other than Permitted Security Interests) does not, at any time, exceed RMB100,000,000 (or its equivalent in any other currencies).

(b)	Other than Permitted Security Interests, the Company may not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by it or any of its related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

16.6	Disposals

(a)
Except as provided below, the Company may not, either in a single transaction or in a series of transactions and whether related or not, dispose of its assets exceeding 50% of aggregated value of all the assets the Company owns at the time of such disposal.

(b)	Paragraph (a) does not apply to any disposal:

(i)	made in the ordinary course of business or trading of the disposing entity; or

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality; or

(iii)	of assets to a company controlled by, controlling or under common control with the Guarantor.

16.7	Financial Indebtedness

(a)	Except as provided below, the Company may not incur any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred in the ordinary course of business not exceeding an aggregate of RMB100,000,000;

(ii)	any Financial Indebtedness incurred under the Finance Documents;

(iii)	any Financial Indebtedness of any person acquired by the Company which is incurred under arrangements in existence at the date of acquisition;

(iv)	any Financial Indebtedness to or from any person controlled by, controlling or under common control with the Guarantor, including but not limited to Entrust Loan Agreements; or

(v)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business.

16.8	Year end

The Company shall not change its financial year end without the consent of the Lender.

16.9	Change of business

The Company shall not carry on any business out of its approved business scope and ensure that no substantial change is made to the general nature of its business from that carried on, or anticipated, at the date of this Agreement.

16.10	Mergers

The Company shall not enter into any amalgamation, demerger, merger or reconstruction without the consent of the Lender.

16.11	Acquisitions

(a)	Except as provided below, the Company shall not make any acquisition or investment.

(b)	Paragraph (a) does not apply to acquisitions or investments made in the ordinary course of trade or with the consent of the Lender.

(c)	Paragraph (a) does not apply to acquisitions or investments not exceeding an aggregate of RMB150,000,000.

16.12	Environmental matters

(a)	In this Subclause:

Environmental Approval means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any the Company conducted on or from properties owned or used by the Company;

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law; and

Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment;

(ii)	the harm to or the protection of human health;

(iii)	the conditions of the workplace; or

(iv)	any emission or substance capable of causing harm to any living organism or the environment.

(b)
The Company shall ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(c)	The Company shall, promptly upon becoming aware, notify the Lender of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect.

16.13	Insurance

The Company shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

16.14	SAFE registration upon claim

Unless otherwise provided by the applicable laws and regulations, if the Guarantyis claimed, the Companyshall register with SAFEfor actual foreign debt registration according to the Notice regarding the Perfection of Foreign Debt Management  (《国家外汇管理局关于完善外债管理有关问题的通知》)issued by SAFEon 21 October 2005, whereby the same quota system (total investment of the Company minus registered capital of the Company) shall apply.

17.	DEFAULT

17.1	Events of Default

Each of the events or circumstances set out in this Clause is an Event of Default.

17.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)	is caused by technical or administrative error; and

(b)	is remedied within three Business Days of the due date.

17.3	Breach of other obligations

(a)	The Company does not comply with any term of Clause 16 (General covenants); or

(b)	An Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 14 days of the earlier of the Lender giving notice of the breach to the Company or any Obligor becoming aware of the non-compliance.

17.4	Misrepresentation

A representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated.

17.5	Cross-default

Any of the following occurs in respect of the Company:

(a)
any of its indebtedness under any Finance Document is not paid when due (after the expiry of any originally applicable grace period), unless the non-payment is remedied within ten (10) days of the due date;

(b)	any Event of Default (as defined in the Guarantor Credit Agreement) is outstanding under the Guarantor Facility Agreement;

(c)
any of its Financial Indebtedness, for which the aggregate principal amount is in excess of RMB equivalent to US$10,000,000, is not paid when due (after the expiry of any originally applicable grace period), unless the non-payment is remedied within ten (10) days of the due date or such longer period as is permitted under the underlying documentation of the Financial Indebtedness;

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(d)
any commitment for its Financial Indebtedness, for which the aggregate principal amount is in excess of RMB equivalent to US$10,000,000, is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described).

17.6	Insolvency

Any of the following occurs in respect of the Company:

(a)	it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

(b)	it admits its inability to pay its debts as they fall due;

(c)	it suspends making payments on any of its debts or announces an intention to do so;

(d)	a moratorium is declared in respect of any of its indebtedness.

If a moratorium occurs in respect of the Company, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

17.7	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of the Company:

(i)	the filing with a court or any registrar for, its winding-up, administration or dissolution;

(ii)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

(iii)	an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made;

(iv)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(v)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer, is appointed for the Company; or

(vi)	any other analogous step or procedure is taken in any jurisdiction.

(b)	Paragraph (a) above does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 60 days.

17.8	Creditors' process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of an the Company, having an aggregate value of at least RMB35,000,000, and is not discharged within thirty (30) Business Days.

17.9	Cessation of business

An Obligor ceases, or threatens to cease, to carry on business.

17.10	Effectiveness of Finance Documents

(a)	It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(c)	An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

17.11	Ownership

The Company is not or ceases to be greater than Fifty 50 per cent owned, either directly or indirectly, by the Guarantor.

17.12	Material adverse change

Any event or series of events occurs which, in the opinion of the Lender, has or is reasonably likely to have a Material Adverse Effect on the Company.

17.13	Acceleration

If an Event of Default is outstanding, the Lender may, by notice to the Company:

(i)	cancel all or any part of the Commitment; and/or

(ii)	declare that all or part of any amounts outstanding under the Finance Documents are:

(A)	immediately due and payable; and/or

(B)	payable on demand by the Lender.

Any notice given under this Subclause will take effect in accordance with its terms.

18.	EVIDENCE AND CALCULATIONS

18.1	Accounts

Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

18.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

18.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

19.	INDEMNITIES AND BREAK COSTS

19.1	Currency indemnity

(a)	The Company shall, as an independent obligation, indemnify the Lender against any loss or liability which the Lender incurs as a consequence of:

(i)	the Lender receiving an amount in respect of an Obligor's liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)
Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

19.2	Other indemnities

(a)	The Company shall indemnify the Lender against any loss or liability which the Lender incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)	any failure by an Obligor to pay any amount due under a Finance Document on its due date;

(iii)	(other than by reason of negligence or default by the Lender) a Loan not being made after a Request has been delivered for that Loan;

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with this Agreement;

(v)	investigating any event which the Lender reasonably believes to be a Default; or

(vi)	acting or relying on any notice which the Lender reasonably believes to be genuine, correct and appropriately authorised.

(b)	The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

19.3	Break Costs

(a)	The Company shall pay to the Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on an Interest Payment Date.

(b)
Break Costs are the amount (if any) determined by the Lender which would indemnify the Lender against any loss or liability that it incurs as a consequence of any part of a Loan or overdue amount being so repaid or prepaid on a date other than an Interest Payment Date, and includes any costs incurred as a result of the Lender terminating all or any part of its fixed rate, swap or other hedging arrangements.

(c)	The Lender shall supply to the Company applicable rate of any Break Costs after claiming the same under this Subclause.

20.	EXPENSES

20.1	Initial costs

The Company shall pay to the Lender the amount of all costs and expenses (including legal fees and translation costs) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Finance Documents.

20.2	Subsequent costs

The Company shall pay to the Lender the amount of all costs and expenses (including legal fees and translation costs) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution of any Finance Document executed after the date of this Agreement; and

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

20.3	Enforcement costs

The Company shall pay to the Lender the amount of all costs and expenses (including legal fees and translation costs) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

21.	AMENDMENTS AND WAIVERS

21.1	Procedure

Any term of the Finance Documents may be amended or waived with the written agreement of the Company and the Lender.

21.2	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Lender (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

21.3	Waivers and remedies cumulative

The rights of the Lender under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

22.	CHANGES TO THE PARTIES

22.1	Assignments and transfers by the Company

The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender.

22.2	Assignments and transfers by the Lender

(a)
The Lender may, by notice to the Company, at any time assign or transfer (including by way of novation) any of its rights and obligations under the Finance Documents to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

(b)
A transfer of obligations will be effective only if the New Lender confirms to the Company in form and substance satisfactory to the Company that it is bound by the terms of the Finance Documents as the Lender. On the transfer becoming effective in this manner the Lender will be released from its obligations under the Finance Documents to the extent that they are transferred to the New Lender.

22.3	Costs resulting from change of Lender

If:

(a)	the Lender assigns or transfers any of its rights and obligations under the Finance Documents; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost,

then the Company need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

23.	DISCLOSURE OF INFORMATION

(a)	The Lender shall keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, the Lender is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by the Lender of this Clause;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers;

(vi)	to any rating agency;

(vii)	to the extent allowed under paragraph (b) below;

(viii)            to the other Obligor; or

(ix)            with the agreement of the Obligor.

(b)	The Lender may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)	a copy of any Finance Document; and

(ii)	any information which the Lender has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it shall agree with the Lender to keep that information confidential on the terms of paragraph (a) above.

(c)	This Clause supersedes any previous confidentiality undertaking given by the Lender in connection with this Agreement.

24.	SET-OFF

With a notice to the Companyand the Guarantor, The Lender may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Company, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

25.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

26.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

27.	NOTICES

27.1	In writing

(a)	Any communication in connection with a Finance Document shall be in writing and, unless otherwise stated, may be given in person, by post, reputable courier or fax.

(b)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document shall be given in writing.

(c)
In the event that (i) the Companyfails to pay on the due date any amount payable by it under this Agreement; or (ii) the Lenderdeclares that all or any part of amountsoutstanding under the Facility are immediately due and payable; (iii) the Lenderprovides any notice or communication relating to the Guaranty;or (iv) the Lenderprovides any notice or consent relating to prepayment and Break Costs under Clause 7.2 and 7.5, the notices addressed to the Company in relation to the above-mentioned matters shall be copied to the Guarantorvia air courier and provided in English.

27.2	Contact details

(a)	The contact details of the Company for this purpose are:

Address:                         No. 99 Jidian Road 1
                       High and New Technologies Industry Development Zone
                       Jining, Shandong  272023
                               P.R. China
Fax number:                    86-537-207 3002
Attention:                       Chairman

(b)	The contact details of the Guarantor for this purpose are:

Address:                         One Technology Park Drive
                               Westford, MA 01886 USA
Fax number:                     978-635-1593
Attention:                        Treasurer

(c)	The contact details of the Lender for this purpose are:

Address:                       31F, HSBC Building
       1000 Lu Jia Zui RingRoad
       Shanghai 200120
       People’s Republic of China
Fax number:                  6-21-6160 2707
Attention:                    Betty Wang/Christine Lin/Carol CZ Cai
       Commercial Banking

(d)	Any Party may change its contact details by giving five Business Days' notice to the other Party.

(e)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

27.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows, whether to an Obligor or to the Lender:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted to an Obligor, 30 days after being deposited in the post, postage prepaid, in a correctly addressed envelope, and, if posted to the Lender, actual receipt by it;

(iii)	if sent by reputable courier, upon receipt of delivery; and

(iv)	if by fax, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

27.4	Obligors

(a)	All communications under the Finance Documents (other than the Guaranty) to or from the Guarantor shall be sent through the Company, as provided in paragraph 27.1 above.

(b)
Any communication given to the Company in connection with a Finance Document (other than the Guaranty) will be deemed to have been given also to the Guarantor, provided that the provisions of paragraph 27.1(c) are complied with.

The Lender may assume that any communication made by the Company is made with the consent of the Guarantor.

28.	LANGUAGE

(a)
Any notice given in connection with a Finance Document shall be in English or in Chinese if any law or regulation of the PRC requires, provided that any such notice provided to the Guarantor shall be translated into English.

(b)	Any other document provided in connection with a Finance Document shall be:

(i)	in English; or

(ii)	(unless the Lender otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

29.	GOVERNING LAW

This Agreement is governed by the PRC law.

30.	ENFORCEMENT

30.1	Arbitration

(a)
Any dispute arising from or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be submitted to China International Economic and Trade Arbitration Commission (the Commission) for arbitration which must be conducted in accordance with the Commission’s Financial Disputes Arbitration Rules in effect at the time of applying for arbitration (for the purposes of this Subclause, the Rules). The arbitral award is final and binding upon both parties.

(b)	The Rules are incorporated by reference into this Subclause and capitalised terms used in this Subclause which are not otherwise defined in this Agreement, have the meaning given to them in the Rules.

(c)
The arbitral tribunal (the Tribunal) is to consist of three arbitrators.  The Company and the Lender will each appoint one arbitrator within twenty (20) Business Days from the date of receipt of the Notice of Arbitration, failing which the Commission will make such appointment.  The Commission will appoint the third arbitrator who will act as presiding arbitrator.  The nationality of the presiding arbitrator must not be the same as the other two arbitrators appointed by the parties.

(d)	The seat, or legal place of arbitration, will be Beijing. The language used in the arbitral proceedings will be English.

(e)	All arbitration costs (including legal fees and other related costs and taxes) will be borne by the unsuccessful party, unless otherwise determined by the Tribunal.

(f)
By agreeing to arbitration, the parties undertake to carry out any award immediately. The parties also waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made.

(g)
Unless the parties expressly agree in writing to the contrary, the parties undertake as a general principle to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain save as to the extent that disclosure may be required of a party by legal duty, to protect or to pursue a legal right or to enforce or challenge on award in bona fide legal proceedings before a state court or other judicial authority.

(h)
Where two or more disputes have been referred to arbitration, the Tribunal may, with the agreement of all parties to the dispute or upon the application of one of the parties, order that the whole or part of the matter or issue be consolidated or heard together upon such terms or conditions as the Tribunal thinks fit.

30.2	Waiver of immunity

The Company irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by the Lender against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

30.3	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

PART 1

(a)            Obligors

1.	A copy of each of the following constitutional documents:

(a)            in relation to the Company:

(i)	a copy of the current business licence of the Company issued by the State Administration of Industry and Commerce of the PRC or its relevant local branch;

(ii)	a copy of the approval certificate issued by the Ministry of Commerce of the PRC or its relevant local branch in respect of the Company;

(iii)	a copy of organization code certificate of the Company;

(iv)	the Articles of Association together with its amendments (if any);

(v)	a copy of the approval issued by Ministry of Commerce of the PRC or its relevant local branch approving the establishment of the Company and its articles of association;

(vi)	the capital contribution verification report issued by a qualified accounting firm or other person acceptable to the Lender certifying the paid-up registered capital of the Company;

(vii)	a list of the directors of the Company; and

(viii)	the current loan card issued to the Company by the PBOC or its relevant local branch; and

(b)	in relation to the Guarantor, a copy of its:

(i)	certificate of incorporation; and

(ii)            by-laws.

2.
A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, the Finance Documents and authorizing the execution of the Finance Document to which it is a party.

3.	Specimen signatures and identity documents of the signatories authorized in item 2 above.

4.
A Director's/Secretary's Certificate for each Obligor substantially in the form of Part 2 of this Schedule, including a specimen of the signature of each person authorised on behalf of that Obligor to sign the Finance Documents or any other document in connection with the Finance Documents.

(b)            Finance Documents

5.	An original of this Agreement and the Guaranty each duly executed by the parties to it

(c)            Legal opinions

6.	A legal opinion of Fangda Partners, PRC law legal advisers to the Lender, addressed to the Lender.

7.	A Legal opinion issued by Wilmer Cutler Pickering Hale and Dorr LLP dated October 10, 2007 in respect of the laws of the State of Delaware, which has been received by the Lender.

 (d)            Other documents and evidence

7.	A copy of the receipt for payment of all stamp duty in respect of this Agreement under PRC laws and regulations.

8.	Evidence that all fees and expenses then due and payable from the Company under the Finance Documents have been or will be paid by the first Utilisation Date.

9.
A copy of any other authorisation or other document, opinion or assurance, together with any necessary translations, which the Lender has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

PART 2

FORM OF DIRECTOR'S/SECRETARY'S CERTIFICATE

To:            JPMorgan Chase Bank(China) Company Limited, Shanghai Branch as Lender

Kadant Jining Light Machinery Co., Ltd.

RMB40,000,000 Term LoanAgreement dated January 28, 2008 (the Agreement)

I refer to the Agreement.  Terms defined in the Agreement have, unless defined in this certificate, the same meaning when used in this certificate.

I am [a director of [          ] (the Company)] [[Secretary] of [________] (the Guarantor)].  I am authorised to give this certificate and certify as follows:

1.	[include following for Company’s director certificate]

Each following document previously delivered by the Company to the Lender in respect of the Company under Schedule 1 (Conditions precedent documents) to the Agreement on [date] is true, complete and in full force and effect since such date and is true, complete and in full force and effect on the date of this certificate:

(a)	the current business licence of the Company issued by the State Administration of Industry and Commerce of the PRC or its relevant local branch;

(b)	the approval certificate issued by the Ministry of Commerce of the PRC or its relevant local branch in respect of the Company;

(c)	organization code certificate of the Company;

(d)	the Articles of Association of the Company, together with its amendments (if any);

(e)	the approval issued by Ministry of Commerce of the PRC or its relevant local branch approving the establishment of the Company and its articles of association;

(f)	the capital contribution verification report issued by a qualified accounting firm or other person acceptable to the Lender certifying the paid-up registered capital of the Company;

(g)	a list of the directors of the Company; and

(h)	the current loan card issued to the Company by the PBOC or its relevant local branch.

Each following document delivered by the Company to the Lender in respect of the Company under Schedule 1 (Conditions precedent documents) to the Agreement, which is attached to this certificate, is true, complete and in full force and effect on the date of this certificate:

(a)	the minutes of a meeting of the Board of Directors of the Company held on [ ]; and

(b)	the specimen signatures and identity documents of the authorized signatories of the Company.

[include following for Guarantor’s Secretary's certificate]

Each following document delivered by the Company to the Lender in respect of the Guarantor under Schedule 1 (Conditions precedent documents) to the Agreement (as attached to this certificate) is true, complete and in full force and effect on the date of this certificate:

(a)	the certificate of incorporation of the Guarantor; and

(b)	by-laws of the Guarantor.

(c)	the resolutions passed at a meeting of the Board of Directors of the Guarantor held on [ ].

Neither the entry into of the Finance Documents by the [Company/Guarantor], nor the exercise by it of its rights or performance of its obligations under the Finance Documents will breach any borrowing or other power or restriction binding on the [Company/Guarantor] under its [articles of association/certificate of incorporation].

2.	Each resolution adopted at the meeting referred to above is in full force and effect without modification.

3.	The resolutions constitute all corporate action necessary on the part of the [Company/Guarantor] to:

(a)	approve the terms of and transactions contemplated by the Finance Documents; and

(b)	authorise the signing of, any communications and/or other action under or in connection with, the Finance Documents.

4.	The following is a complete list of all persons who are directors of the [Company/Guarantor] as at the date of this Certificate and who were Directors on the date of the meeting referred to above.

[               ]

5.	Each person listed below:

(a)	occupies the position stated against his name (and occupied that position on the date each Finance Document was signed by him);

(b)	is the person duly authorised in the minutes to sign the Finance Documents (and any other document in connection with the Finance Documents) on behalf of the [Company/Guarantor]; and

(c)	has his true signature appearing opposite his name.
Name	Position	Specimen Signature

6.	[include following for Company’s director certificate]

Unless disclosed to the Lender in writing, the Company has not created any Security Interests which are subsisting at the date of this Certificate.

7.	Unless we notify you to the contrary in writing, you may assume that this Certificate remains true and correct

8.	[include following for Company’s director certificate]

At the date of this certificate, the Company is solvent.

For

[               ]

…………………………
[Director][Secretary]

SCHEDULE 2

FORM OF REQUEST

To:            JPMorgan Chase Bank(China) Company Limited, Shanghai Branch

From:                       [                   ]

Date:                       [                   ]

Kadant Jining Light Machinery Co., Ltd.

RMB40,000,000 Term LoanAgreement dated January 28, 2008 (the Agreement)

1.	We refer to the Agreement. This is a Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Utilisation Date: [ ]

(b)	Amount: RMB[40,000,000]

3.	Our payment instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which shall be satisfied on the date of this Request is so satisfied. In particular, we confirm that, as at the date of this Request:

(a)	the Repeating Representations are correct in all material respects; and

(b)	no Default is outstanding or would result from the Loan.

5.	This Request is irrevocable.

By:

Kadant Jining Light Machinery Co., Ltd.

SIGNATORIES

Company

KADANT JINING LIGHT MACHINERY CO., LTD.(Corporate Seal)

凯登轻工机械（济宁）有限公司

By: /s/ Peter J. Flynn

Peter J. Flynn
Chairman

Lender

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAIBRANCH

By: /s/ Q.C. Hua

Q. C. Hua
Managing Director & General Manager